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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a point of in this registration statement.

                                          /s/ Arthur Andersen LLP

Chicago, Illinois
October 20, 1997